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                                                                    EXHIBIT 99.1

                             [front of proxy card]


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   P R O X Y

     The undersigned hereby constitutes and appoints M. Stewart Dougherty, Jr. and Robert S. Greer, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of Premier Bancorp, Inc. ("PREMIER") that the undersigned is entitled to vote at the special meeting of shareholders of PREMIER to be held on November 17, 1995 and at any and all adjournments thereof.

1. A proposal to approve an Agreement and Plan of Merger between PREMIER, BANC ONE CORPORATION ("BANC ONE") and PREMIER ACQUISITION CORPORATION, a wholly owned subsidiary of BANC ONE ("PAC"), pursuant to which PREMIER will merge with and into PAC and each outstanding share of PREMIER common stock (together with any and all PREMIER common stock purchase rights issued under the PREMIER rights plan) will be converted into 0.617761 share of BANC ONE Common Stock.


        FOR  ____              AGAINST  ____              ABSTAIN  ____


2. Such other business as may properly come before the meeting or any adjournment thereof.
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                            [reverse of proxy card]


This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND IN THE BEST JUDGMENT OF THE PROXY HOLDERS ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.






_____________________________
         Signature


_____________________________
 Signature (if held jointly)


_____________________________
    NAME:   PLEASE PRINT


DATE:_______________________


Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner must sign.